UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2009 (September 30, 2009)

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BANCORP RHODE ISLAND, INC.
(Exact name of registrant as specified in its charter)

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Rhode Island
(State or other jurisdiction of incorporation)

333-33182                       05-0509802
 (Commission File Number)         IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 1.01.                       Entry Into a Material Definitive Agreement

On September 30, 2009, Bancorp Rhode Island, Inc. (the “Company”) repurchased the warrant held by the United States Department of Treasury (the “Treasury”) to purchase 192,967 shares of the Company’s common stock (the “Warrant”).  The Warrant was issued to the Treasury on December 19, 2008 as part of the Company’s participation in the Treasury’s Capital Purchase Program.  The purchase price paid by the Company to repurchase the Warrant was $1,400,000.

Item 9.01.        Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.                      Exhibit

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      BANCORP RHODE ISLAND, INC.

                      By:     /s/ Linda H. Simmons
                         ______________________________________
                          Linda H. Simmons
                         Chief Financial Officer

Date:  September 30, 2009